UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2006

KBS REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant specified in its charter)

Maryland	333-126087	20-2985918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Item 2.01 regarding the acquisition of a property and under Item 2.03 regarding the financing arrangements entered in connection with the acquisition of a property is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 22, 2006, KBS Real Estate Investment Trust, Inc. (the “Registrant”), through an indirect wholly owned subsidiary, KBS Midland Industrial Park, LLC (the “Owner”), purchased three bulk distribution buildings containing approximately 785,790 rentable square feet (the “Midland Industrial Portfolio”) from DP Partners (the “Seller”), which is not affiliated with the Registrant or its advisor. The purchase and sale agreement for the acquisition of the Midland Industrial Portfolio was assigned to the Owner from the Registrant’s external advisor, KBS Capital Advisors LLC (the “Advisor”), on December 18, 2006 for no consideration. The Midland Industrial Portfolio is located on three parcels of land at 90 King Mill Road (approximately 14.7 acres), 197 King Mill Road (approximately 16.4 acres) and 220 Midland Court (approximately 7.1 acres) in McDonough, Georgia.

The purchase price of the Midland Industrial Portfolio was $37,100,000 plus closing costs. The acquisition was funded from a $24,050,000 fixed rate loan secured by the Midland Industrial Portfolio, a $8,700,000 mezzanine loan secured by a 100% equity interest in the Owner and proceeds from the Registrant’s initial public offering.

The Midland Industrial Portfolio was completed in 2000, and is 100% leased by Ozburn-Hessey Logistics, LLC (“Ozburn-Hessey”) under three separate lease agreements. Ozburn-Hessey is the largest privately held third party logistics provider in the United States. It supplies its clients with complete supply chain solutions nationwide, including custom brokerage and freight forwarding, real estate, small parcel, transportation and transportation management, value-added services and warehousing.

The current aggregate annual base rent payable under the Ozburn-Hessey leases is approximately $2.7 million. As of December 2006, the current weighted-average remaining lease term for the Ozburn-Hessey leases is approximately 7.5 years. The Ozburn-Hessey lease at 90 King Mill Road expires in May 2013, and the average annual rental rate for the lease over the remaining lease term is $3.04 per square foot. The Ozburn-Hessey lease at 197 King Mill Road expires in August 2015, and the average annual rental rate for the lease over the remaining lease term is $2.88 per square foot. The Ozburn-Hessey lease at 220 Midland Court expires in March 2014, and the average annual rental rate for the lease over the remaining lease term is $3.66 per square foot.

The Registrant does not intend to make significant renovations or improvements to the Midland Industrial Portfolio. Management of the Registrant believes that the Midland Industrial Portfolio is adequately insured.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT

In connection with the acquisition of the Midland Industrial Portfolio, the Owner obtained a $24,050,000 fixed rate mortgage loan from a financial institution. The loan matures on January 6, 2011 and bears interest at a fixed rate of 5.755% per annum for the first two years and 5.855% thereafter. Monthly installments on the loan are interest-only and the entire principal amount is due on the maturity date, assuming no prior principal prepayment. The Owner has the right to defease the entire loan (but not prepay) upon the later to occur of: (a) the forty-second payment date and (b) two years after the “start up day” of the REMIC trust established by the lender. This loan is secured by the Midland Industrial Portfolio.

Also in connection with the acquisition of the Midland Industrial Portfolio, an indirect wholly-owned subsidiary of the Registrant obtained a $8,700,000 mezzanine loan from a financial institution secured by a 100% equity interest in the Owner. This loan matures on January 6, 2008 and bears interest at a variable rate. The interest rate for the first full four months is 30-day LIBOR plus 150 basis points, then for the next four months is 30-day LIBOR plus 150 to 175 basis points depending on the outstanding balance of the debt. Thereafter the interest rate is 30-day LIBOR plus 250 to 350 basis points depending upon the outstanding balance of the debt.

Monthly installments related to the loan are interest-only and the entire principal amount is due on the maturity date, assuming no prior principal prepayment. The full, prompt and complete payment of the mezzanine loan when due is guaranteed by the Registrant’s operating partnership, KBS Limited Partnership, with respect to certain “bad boy” acts. The mezzanine loan may be prepaid in whole and in part without payment of any prepayment premium, except that interest through the next payment date must be paid.

ITEM 8.01	OTHER EVENTS

On December 15, 2006, KBS Real Estate Investment Trust, Inc. (the “Company”) made a distribution to its stockholders of record each day during the period from November 1, 2006 through November 30, 2006. The dividends were calculated at a rate of $0.0019178 per share per day and equal a daily amount that, if paid each day for a 365-day period, would equal a 7.0% annualized rate based on a purchase price of $10.00 per share. Stockholders may choose whether to have distributions paid in cash or to have cash distributions otherwise payable to them invested in additional shares of common stock through the Company’s dividend reinvestment plan. The aggregate amount of the distributions paid on December 15, 2006 was $336,403, all of which was funded from an advance to the Company from the Advisor.

In order that the Company’s investors could begin earning cash dividends, the Advisor agreed to advance funds to the Company equal to the amount by which the cumulative amount of distributions declared by the Company from January 1, 2006 through the period ending January 31, 2007 exceeds the amount of the Company’s Funds From Operations (as defined by NAREIT) from January 1, 2006 through January 31, 2007. The Advisor agreed that the Company will only be obligated to reimburse the Advisor for these expenses if and to the extent that the Company’s cumulative funds from operations for the period commencing January 1, 2006 through the date of any such reimbursement exceed the lesser of (i) the cumulative amount of any distributions declared and payable to the Company’s stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for the Company’s stockholders for the period from July 18, 2006 through the date of such reimbursement. No interest will accrue on the advance being made by the Advisor.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Real Estate Acquired. Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements on or before March 2, 2007, by amendment to this Form 8-K.

(b) Pro Forma Financial Information. See paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: December 22, 2006	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr. Chief Executive Officer